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                                                                   EXHIBIT 10.10

                              DATED  1 FEBRUARY 2001



                           (1) ISIS INNOVATION LIMITED


                                (2) TOLERRX, INC



                        Licence of the Stealth Technology

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[*******] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS AGREEMENT dated 1 February 2001 (the "EFFECTIVE DATE") is made BETWEEN:

(1) ISIS INNOVATION LIMITED a company registered in England (No. 02199542), whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England (the "LICENSOR"); and

(2) TOLERRX, INC., a Delaware corporation whose principal place of business is at 675 Mass Ave., Cambridge, MA 02139 (the "LICENSEE").

1.      DEFINITIONS
        For the purposes of this Agreement, the following definitions apply:

(a) "Affiliate" means with respect to a party, an entity that controls, is controlled by or is under common control with a party. As used herein, "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

(b) "Fields" mean: i. the prevention and treatment of human diseases and disorders; and ii. the diagnosis and monitoring of or susceptibility to human diseases.

(c) "Improvement" means any development of the Licensed Technology claimed in a patent or patent application which, if commercially practised, would infringe and/or be covered by a claim being prosecuted in a patent application included in the Licensed Technology, or by a Valid Claim of any issued patent included in the Licensed Technology.

(d) "Licence" means the licence granted to the Licensee pursuant to clause 2.2(a).

(e) "Licence Year" means each twelve month period of this Agreement commencing on the Effective Date or an anniversary of the Effective Date and ending on the subsequent anniversary of the Effective Date.

(f) "Licensed Product" means any product or composition but for this license infringes a Valid Claim of any patent or patent application, pending for no longer than seven years, included in the Licensed Technology in the country where sold.

(g) "Licensed Technology" means U.K. Patent Application No. 0024673.6 filed on 9 October 2000 and any patent application filed in the world based on that application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue, re-

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        examination or extension of any of the foregoing, and any patent or equivalent thereof based on any of the foregoing.

(h) "Licensee Improvements" means the Improvements described in clause 5.13.

(i) "Licensor Improvements" means the Improvements described in clause 4.2.

(j) "Net Sales" means the gross selling price of the Licensed Product in the form in which it is sold or leased to a customer after regulatory approval thereof by Licensee (as recorded in the standard customer pricing records of the Licensee if and to the extent that such records are applicable to the Licensed Product in question), after deducting:
        (i) transportation charges or allowances, including freight pickup allowances, and shipping packaging costs, if any; (ii) trade, quantity or cash discounts, if any, allowed or paid; (iii) credits or allowances, if any, given or made on account of returns, any and all Federal, state or local government rebates, whether in existence now, or enacted at any time during the term of this Agreement, rejections, recalls or destruction (voluntarily made or requested or made by an appropriate government agency, sub-division or department) for the Licensed Product;
        (iv) any tax, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use of the Licensed Product, exclusive of income tax; (v) any government mandated surcharge, levy, tax or assessment to fund a compensation program or reserve for persons injured or alleged to be injured by the Licensed Product; and
        (vi) a reasonable allowance for bad debt.

        It is understood that a Licensed Product may be marketed in a combination package containing other products or materials or in combination with active ingredients that are not Licensed Product. Where a Licensed Product is marketed in combination with other products or materials, the Net Sales for the purpose of determining royalty payments will be calculated in accordance with the following formula:

        NS = A x   B
                 -----
                 B + C

        Where:

        NS means the Net Sales for the purpose of determining royalty payments; A means the net sales of the combination package;
        B means the gross sales of the Licensed Product during the royalty period if sold separately; and
        C means the aggregate of the gross sales of the other products or materials during the royalty period if sold separately.

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        In the event that there are no separate sales of the Licensed Product during the royalty period:

        B means the standard fully-absorbed cost to the Licensee of the Licensed Product, calculated in accordance with generally accepted accounting principles; and
        C means the aggregate of the standard, fully-absorbed costs to the Licensee of the other products or materials, calculated in accordance with generally accepted accounting principles.

(k) "University" means the Chancellor Masters and Scholars of the University of Oxford whose administrative offices are at Wellington Square, Oxford OX1 2JD, England.

(l) "Valid Claim" means a claim of an issued patent which has not lapsed or become abandoned or disclaimed or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

2.      GRANT

2.1 The Licensor reserves the right to grant to the University a licence for the University and every employee, student, agent and appointee of the University to use and publish the Licensed Technology and any Licensor Improvement made under clause 4.2 for academic and research purposes: and this will include the right for the University to use the Licensed Technology as enabling technology in other research projects (including projects which benefit from third-party funding received from commercial entities).

2.2 (a) The Licensor grants to the Licensee a licence in, to and under the Licensed Technology world-wide to make, have made, use, sell, offer to sell, and import Licensed Product in the Fields. Subject only to clause 2.1, the Licence shall be exclusive. The Licensee recognises that this Agreement confers no rights in relation to products intended or adapted for other fields.

        (b) The Licensor agrees to provide Licensee with samples of genetic material, clones and proteins contained in the Licensed Technology that are in the possession of Licensor at the date of this Agreement.

3.      CONFIDENTIALITY

3.1 During the term of this Agreement, it is contemplated that each party will disclose to the other proprietary and confidential technology, inventions, technical information, biological materials and the like, which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party

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        providing such information as confidential ("CONFIDENTIAL INFORMATION").
        Subject to the other terms of this Agreement, each party agrees to retain the other party's Confidential Information in confidence and not to disclose any such Confidential Information to a third party without the prior written consent of the party providing such information and to use the other party's Confidential Information only for the purposes of this Agreement, which obligation shall terminate five (5) years after the expiration or termination of this agreement.

3.2 The obligations of confidentiality will not apply to Confidential Information which:
        (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder including, but not limited to, publication in a patent or patent application;
        (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including, but not limited to, publication in a patent or patent application;
        (iii) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure;
        (iv) is required by law or bona fide legal process to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the Confidential Information;
        (v)    is approved for release by the parties;
        (vi) is independently developed by the employees or agents of either party without any knowledge of the Confidential Information provided by the other party; or
        (vii) is disclosed to a government body, agency or authority as required by applicable law, rule, or regulation or in order to obtain regulatory approval for or authorization to market and sell Licensed Product, provided such Confidential Information is marked "Confidential" at the time of disclosure.

3.3 Notwithstanding the foregoing, the parties shall have the right to disclose Confidential Information to a third party who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as the obligations under sub-clause
        3.1 and 3.2.

3.4 In the event that Confidential Information of Licensor becomes publicly available as a result of the Licensee's breach of its confidentiality obligations under this Agreement or as a breach of such confidentiality obligations owed by an entity that receives the Licensor's Confidential Information from the Licensee, the Licensee will continue paying royalties under clause 6, without prejudice to the payment of any additional damages in the event of the Confidential Information becoming publicly known as a result of breach of this Agreement.

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4.      UNDERTAKINGS BY THE LICENSOR

4.1 The Licensor warrants and represents to the Licensee that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

4.2 The Licensor will communicate to the Licensee any Improvements which the Licensor makes to the Licensed Technology. The Licensor and the Licensee may enter into negotiations with respect to the Licensee licensing the Licensor Improvements from the Licensor.

4.3 The Licensor will inform the Licensee of any misappropriation or infringement of the Licensed Technology of which the Licensor becomes aware.

5.      UNDERTAKINGS BY THE LICENSEE

5.1 The Licensee may grant sub-licences and may disclose to sub-licensees such of the Licensed Technology as is necessary for the exercise of the rights sub-licensed. The Licensee may also grant sub-licensees the right to grant sub-licences, but only with the prior written consent of the Licensor (which shall not be unreasonably withheld). Immediately following the grant of each sub-licence, the Licensee will forward to the Licensor in writing a note of the name and address of the sub-licensee, a description of the technology sub-licensed and its intended applications, and confirmation of the duration of the sub-licence. By controlling the wording of its contracts with sub-licensees, the Licensee will ensure that the sub-licensees are subject to the confidentiality obligations in clause 3 of this Agreement in order to protect the intellectual property rights in the Licensed Technology, and the interests of the Licensor therein; and that in no circumstances do the terms of any sub-licence in force from time to time conflict with the terms of this Agreement.

5.2 The Licensee will be responsible for the design and construction of the Licensed Products and the Licensor will have no responsibility or liability in that respect.

5.3 The Licensee will ensure that the Licensed Products and the packages associated with them are marked suitably with any relevant patent or patent application numbers of Licensed Technology to satisfy the laws of each of the countries in which the Licensed Products are sold or supplied and in which they are covered by the claims of any patent or patent application of Licensed Technology, to the intent that the Licensor shall not suffer any loss or loss of damages in an infringement action.

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5.4     (a)    Taking into account the complexity, and stage of development of the Licensed Technology, the Licensee shall select and use reasonable commercial efforts under the circumstances to research, develop and then commercialize the Licensed Technology. The efforts of the Licensee's sub-licensee or a person or entity performing work for Licensee under a contract negotiated at arm's length shall be considered as efforts of Licensee.
        (b) In the event that Licensor reasonably believes that Licensee is not making reasonable commercial efforts under the circumstances to research, develop and then commercialize the Licensed Technology pursuant to sub-clause 5.4(a), then Licensor shall provide written notice to Licensee which specifies Licensor's basis for such belief and what additional efforts Licensor believes should be made by Licensee. Upon receipt of such written notice, Licensor and Licensee shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by Licensee shall satisfy the requirements of clause 5.4(a), and if such mutual agreement is not reached within thirty (30) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to clause 11.8 to determine the efforts which should be exerted by Licensee. Thereafter, Licensee shall exert the efforts determined by the parties or in such arbitration.
        (c) Within sixty (60) days after the end of each calendar year of this Agreement, Licensee shall provide Licensor with a report detailing progress made and steps taken during that calendar year and plans for the next calendar year in:
               (i) applying for and defending any patent, design, trade mark, copyright and other registrations which may be available for the protection of the Licensed Technology;
               (ii) taking legal action against any misappropriation or infringement of the Licensed Technology of which the Licensee becomes or is made aware;
               (iii) developing the Licensed Technology in order to facilitate its commercial exploitation, including, without limitation:
                       - identification of generic approaches or process to finding peptide blockers of appropriate affinities for any given antibody;
                       - identification of suitable linkers for the purpose of constructing engineered blockers;
                       - identification of suitable cleavable linkers that might have practical applications IN VIVO;
                       - identification of a universal blocking peptide that interacts with the framework of all antibody combining sites, and
               (iv)    promoting and marketing Licensed Products.

5.5 Subject to clause 5.6, the Licensee shall file, prosecute and maintain patent applications and patents directed to the Licensed Technology in the name of the Licensor through patent counsel selected by Licensee and approved by the Licensor (which approval shall not be unreasonably withheld or delayed) who shall consult with and keep Licensor advised with respect thereto. After the Effective Date of this Agreement, Licensee shall bear the cost and expense for the filing, prosecution and maintenance of Licensed Technology in the United

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        States, European Patent Office and subsequent national filings which derive from it, Japan, Canada and Australia and any other foreign countries mutually agreed by the Licensee and the Licensor. If, in good faith, the Licensor believes a patent may be granted in a country but the Licensee is unwilling to bear the cost and expense for filing, prosecuting and maintaining the patent in that country, the Licensor may instruct the patent counsel selected by the Licensee at its own cost to file, prosecute or maintain the Licensed Technology in that country, and the country in question shall be removed from the scope of this Agreement.

5.6 With respect to Licensed Technology, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to Licensor for Licensor's comments at least fourteen days prior to filing in a patent office. In the absence of comments from Licensor, Licensee shall have the right to file any such paper. Licensor shall have the right to take any action that in its judgement is necessary to preserve such patents.

5.7 The Licensor shall co-operate with Licensee with respect to filing, prosecution and maintenance of Licensed Technology and shall use reasonable endeavours to cause the inventors to co-operate.

5.8 The Licensee will inform the Licensor of any misappropriation or infringement of the Licensed Technology of which the Licensee becomes aware.

5.9     (a)    Subject to clause 5.10, if any of the Licensed Technology under which Licensee is licensed hereunder is infringed by a third party, Licensee shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of Licensor and/or in the name of Licensee, and to join Licensor as a party plaintiff if required. Licensee shall promptly notify Licensor of any such infringement and shall keep Licensor informed as to the prosecution of any action for such infringement. No settlement, consent judgement or other voluntary final disposition of the suit which adversely affects Licensed Technology may be entered into without the consent of Licensor, which consent shall not unreasonably be withheld.
        (b) Any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to the suit and the remainder thereof shall be retained by Licensee and treated as Net Sales subject to royalty under this Agreement.

5.10 At the written request of the Licensor, the Licensee shall be obliged to bring an action for any misappropriation or infringement of the Licensed Technology at its sole expense against a third party, in any one jurisdiction where the misappropriation or infringement is occurring, where:

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        (a)    the third party is selling a product substantially identical to a
               Licensed Product sold by TolerRx (the "Third Party Product") that infringes an issued patent included in the Licensed Technology; and
        (b)    the aggregate sales of the Third Party Product exceed
               US$[*******] and are equal to or greater than [*******] of the world-wide sales of such Licensed Product sold by TolerRx; and
        (c) in the opinion of an independent patent attorney, there is reasonable likelihood that such an action would be successful.

5.11 In the event that Licensee elects not to pursue an action for infringement, upon written notice to Licensor by Licensee that an unlicensed third party is an infringer of Licensed Technology, Licensor shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

5.12 In any infringement suit either party may institute to enforce the rights in Licensed Technology pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

5.13    (a)    The Licensee will communicate to the Licensor any Improvements which the Licensee makes to the Licensed Technology.

        (b) The Licensee will, on a case-by-case basis and subject to the Licensee's consent, grant the Licensor a non-exclusive, royalty-free license to use the Licensee's Improvements for academic and research purposes only, with the right to grant a sub-license only to the University and every employee, student, agent and appointee of the University to use the Licensee's Improvements for academic research purposes only, and the University shall have no right to grant sublicenses. For the avoidance of doubt, the license granted under this clause 5.13(b) shall only take effect if Licensee provides written consent to such license and if Licensee has the right to grant such license, provided that Licensee uses reasonable endeavors to ensure that its contracts with third parties do not preclude the Licensee from granting the license under this clause 5.13(b). University shall have the ability to publish results obtained using Licensee's Improvements licensed to Licensor and sublicensed to the University subject to the confidentiality provisions of clauses 3.1 and 3.2.

5.14 The Licensee warrants and represents to the Licensor that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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6.      PAYMENT

6.1 The Licensee must pay to the Licensor all of the costs incurred by the Licensor prior to the date of this Agreement in filing UK Patent Application No. 0024673.6 to an amount not exceeding [*******] within thirty (30) days of receiving an invoice for such amount from the Licensor.

6.2 The Licensee must pay to the Licensor the sum of [*******] on the signature of this Agreement.

6.3 (a) For as long as any Licensed Products are used or marketed by the Licensee, the Licensee will pay royalties to the Licensor equal to the following percentages of all Net Sales of Licensed Products sold by the Licensee and gross up-front and milestone (as opposed to periodically-recurring or running-earned) consideration received by the Licensee under or in respect of sub-licences granted by the Licensee with respect to the Licensed Technology in each Licence Year:

          CUMULATIVE NET SALES AND GROSS UP-
                 FRONT CONSIDERATION                         PERCENTAGE
        Net Sales and gross up-front consideration            [*******]
        of up to [*******] in a Licence Year

        Net Sales and gross up-front consideration            [*******]
        of greater than [*******] up to [*******]
        in a Licence Year

        Net Sales and gross up-front consideration            [*******]
        of over [*******] in a Licence Year

        Subject to the following, no royalties shall be payable under this sub-clause 6.3 with respect to payments made to the Licensee by a sub-licensee for stock or equity or for research performed or to be performed by the Licensee specifically relating to the development of the Licensed Technology. Where a sub-licensee or a third party who, at a later stage, becomes a sub-licensee (a "PURCHASER"), purchases stock or equity in the Licensee, royalties will be payable in accordance with this sub-clause 6.3 on the amount paid by the Purchaser to the Licensee for that stock or equity to the extent that the amount paid by the Purchaser exceeds the fair market value for that stock or equity, and such excess is disguised consideration for the sub-licence. If there is a dispute as to the fair market value, it shall be submitted to arbitration under clause 11.8.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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        (b)    The amounts paid by Licensee under Clause 6.3(a) based on
        milestones received under or in respect of sublicenses shall be fully creditable until exhausted against any amount owed by Licensee under Clause 6.6.

6.4 For as long as the Licensee sub-licenses the Licensed Technology, the Licensee will pay royalties to the Licensor of [*******] of all royalties paid to Licensee by a sublicensee for sales of a Licensed Product.

6.5 In the event that the royalties paid to the Licensor under clauses 6.3 and 6.4 in a Licence Year do not exceed the following amounts in respect of the relevant Licence Year (the "MINIMUM SUM"), the Licensee must make up the difference between the aggregate of the royalties paid and the Minimum Sum in that Licence Year; and will do so concurrently with the report under clause 5.4(c) which immediately follows the end of the period:

               LICENCE YEAR                                  MINIMUM SUM
        The 12-month period which                             [*******]
        begins on the Effective Date
        ("LICENCE YEAR 1")

        The next 12 month period                              [*******]
        (i.e. beginning on the first
        anniversary of the Effective
        Date) ("LICENCE YEAR 2")

        Licence year 3                                        [*******]

        Licence Year 4                                        [*******]

        Licence Year 5 and Licence Year 6                     [*******]

        In the event that no royalties are due to the Licensor in a Licence Year, the Licensee must pay the Minimum Sum to the Licensor.

        The payments under this Clause 6.5 shall terminate on the earlier of the end of Licence Year 6 or the initiation of a Phase I Clinical Trial for a Licensed Product.

6.6 The Licensee will pay to the Licensor the following non-refundable non-creditable milestone payments within thirty (30) days after the occurrence of the specified events (including, for the avoidance of doubt, where the specified events are performed by a sub-licensee) (the "MILESTONES") in respect of only the first Licensed Product produced by the Licensee:

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

                                       10
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
                     EVENT                                     AMOUNT
        Demonstration of tolerance induction                  [*******]
        IN VIVO to an antibody engineered to
        contain sequences from a species
        different than the experimental
        animals

        Initiation of Phase I clinical trials                 [*******]

        Initiation of Phase II clinical trials                [*******]

        Initiation of Phase III clinical trials               [*******]

        Entering into first sub-licence by                    [*******]
        Licensee

        Grant of patent in respect of the                     [*******]
        Licensed Technology in the first of
        the European Union, the United States
        of America, Japan, Canada or Australia.

        6 months from the Effective Date                      [*******]

6.7 The Licensee acknowledges that the range of Net Sales used for changing royalty rates under Section 6.3 and gross up-front considerations set out in clause 6.3, the Minimum Sums and the amounts payable in respect of the Milestones will be indexed to the CPI-U (Consumer Price Index - All Urban Consumers) and will be adjusted at the end of each Licence Year to take account of increases in the CPI-U in the preceding year. The Licensor will notify the Licensee of any increase in the range of Net Sales and gross up-front considerations set out in clause 6.3, the Minimum Sums and the amounts payable in respect of the Milestones as a result of an increase in the CPI-U in writing at least 30 days before the end of each Licence Year.

6.8 The Licensee shall provide the Licensor with a royalty report within sixty (60) days after the close of each calendar quarter for each Licensed Product marketed, and for each Licensed Product brought into use by or within the groups of the Licensee, sub-licensees and sub-sub-licensees. Each report shall set out the Net Sales and all gross revenues received from sub-licensees, provide a calculation of the royalties due and shall be accompanied by payment to the Licensor of the royalties due.

6.9 In marketing the Licensed Products, the Licensee will not accept or solicit any non-monetary consideration without the prior written consent of the Licensor. The use by the Licensee of a commercially reasonable quantity of Licensed Products for promotional sampling shall not violate this prohibition.

6.10 In the case of a Licensed Product which is not marketed, but rather manufactured by the Licensee or a sub-licensee for use by that party, or within

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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        that party's group, the term "Net Sales" shall mean [*******] of the gross selling price of the Licensed Product in the form in which it is normally sold, as recorded in the standard customer pricing records of the Licensee or the sub-licensee if and to the extent that such records are applicable to the Licensed Product in question, or as ascertained by applying reasonable uplifts to the standard, fully-absorbed cost of the Product to the Licensee, sub-licensee if and to the extent that those records are not so applicable. For the avoidance of doubt, this clause shall not apply to Licensed Product used by the Licensee or within the Licensee's group solely for the purposes of internal research or solely for the purposes of internal quality control.

6.11 For the purpose of calculating running-earned royalties under this clause, a Licensed Product shall be regarded as sold or leased by the Licensee or a sub-licensee when invoiced, or if not invoiced, when shipped or delivered by the Licensee or sub-licensee. If a Licensed Product marketed by the Licensee or a sub-licensee is sold to an Affiliate for re-sale, the royalty on each such Licensed Product so re-sold shall be calculated on the highest of the prices at which it is
        (i) marketed or sold to an Affiliate for re-sale or (ii) re-sold; provided, however, that in no event shall royalty be paid more than once on each Licensed Product.

6.12 Subject to the following, if the Licensee or a sub-licensee is obliged to pay royalties to third parties (other than the Licensee's Affiliate), for the right to make, use or sell a Licensed Product, then the Licensee shall be entitled to deduct from the royalty payment due to the Licensor a portion of the royalty payment actually made to such third party as the Licensee has negotiated with the Licensor, but in any event, not greater than [*******] of the royalty payment due to the Licensor. This clause 6.12 will not apply until the Licensee is obliged to pay in the aggregate to third parties and Licensor more than [*******] of Net Sales in royalties and will only apply to the amount of royalties payable to third parties which exceed [*******] of Net Sales.

6.13 All payments provided for under this clause 6 shall be made to the Licensor in US dollars without any deductions apart from any tax which is required to be withheld under applicable local law. Any exchange of currency made to calculate sales for the purpose of this clause 6 shall be determined as at the last business day of each quarter, using the average of the average daily buying and selling rates quoted by Barclays Bank plc during that quarter. Where the Licensee is required to withhold tax under applicable local law, the Licensee shall deduct such tax, pay it to the relevant taxing authority, and supply the Licensor with a Certificate of Tax Deduction at the time of payment to the Licensor. The parties shall co-operate under any applicable Double Taxation Treaty so that, if possible, payments are made gross or, if payment gross is not possible, the Licensor obtains appropriate relief under the Treaty.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

6.14 Where the Licensee is obliged to make a payment to the Licensor under this Agreement which attracts value-added, sales, use, excise or other similar taxes or duties, the Licensee shall be responsible for paying such taxes and duties.

6.15 In the event that full payment of any amount due from the Licensee to the Licensor under this Agreement is not made by any of the dates stipulated, the Licensee shall be liable to pay interest on the amount unpaid at the rate of two percent (2%) over the base rate for the time being of Barclays Bank plc, from the date when payment was due until the date of actual payment.

6.16 The Licensee and the Licensee's sub-licensees shall keep complete and accurate accounts of all Licensed Products used and marketed; and will permit the Licensor through an independent certified accountant to audit such accounts on at least thirty (30) days' written notice and no more than once each calendar year solely for the purpose of determining the accuracy of the royalty reports and payments. The Licensee's obligation and that of the Licensee's sub-licensees concerning audit of their accounts shall terminate as to any report three (3) years after the date of that report.

7.      DURATION AND TERMINATION

7.1 This Agreement shall take effect on the date of signature and (subject to the remaining sub-clauses of this clause) shall continue in force until the expiration of the period of 10 years thereafter, provided however, that such terms shall be extended with respect to each patent or patent application that is Licensed Technology for the life of that issued patent.

7.2 If either party commits a material breach of Clause 3.1, 5.1, 5.5, 5.6, 5.10, 5.13(a), 6 or 8 of this Agreement or fails to exert the efforts determined by the parties or by arbitration under clause 5.4(c) and the breach or failure is not remedied (where remediable) within the period allowed by notice given by the other party in writing calling on the party in breach to effect such remedy or failure (such period being not less than thirty (30) days), the other party may by further written notice terminate this Agreement immediately.

7.3     PURPOSELY OMITTED

7.4 The Licensee may terminate this Agreement at any time by serving not less than three (3) months' written notice on the Licensor.

7.5 The Licensor shall have the right to terminate this Agreement by serving written notice on the Licensee in the event that the Licensee files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or fails to discharge within 30 days an involuntary petition in bankruptcy filed against it. Such notice may terminate their Agreement either immediately or at the end of such period as the Licensor shall select.

7.6     Clauses 3, 5.12, 7.8, 7.9, 7.10, 7.11, 8 and 11.4 shall survive the termination or expiration of this Agreement for whatever reason.

7.7     This Agreement may be terminated only as set forth in this clause 7.

7.8 Upon any termination of this Agreement, Licensee, at its option, shall be entitled to finish any work-in-progress which is completed within six
        (6) months of termination of this Agreement and to sell any completed inventory of a Licensed Product covered by this Agreement which remains on hand as of the date of the termination, so long as Licensee pays to Licensor the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

7.9 In the event that this Agreement and/or the rights and licenses granted under this Agreement to Licensee are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct licence between Licensor and the sub-licensee under the terms and conditions of this Agreement, subject to the sub-licensee agreeing to be bound to Licensor under such terms and conditions within thirty (30) days after Licensor provides written notice to the sub-licensee of the termination of Licensee's rights and licenses under this Agreement. At the request of Licensee, Licensor will acknowledge to a sub-licensee, Licensor's obligations to the sub-licensee under this paragraph.

7.11 On termination of this Agreement, howsoever caused, the Licensee agrees that, at the request of the Licensor, it will negotiate with the Licensor in good faith a royalty-bearing licence on reasonable commercial terms of the Licensee's Improvements to the Licensor. The parties agree, however, that in no event is the Licensee obliged to grant such a licence to the Licensor and either Licensee or Licensor will have the right to terminate such negotiations at any time by written notice to the other party.

8.      LIABILITY

8.1 (a) The Licensee agrees to indemnify the Licensor and hold the Licensor harmless from and against any and all claims, damages and liabilities asserted by third parties (including claims for negligence) which arise directly or indirectly from the use of the Licensed Technology or the sale of Licensed Products by the Licensee and its sub-licensees.
        (b) The Licensee shall have the right to control the defence, settlement or compromise of any such action and shall select counsel for such defence.
        (c) The Licensor shall promptly notify the Licensee of any claim or threatened claim under this sub-clause 8.1(a) and shall fully co-operate with all reasonable requests of the Licensee with respect thereto.

        (d) Licensee's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is directly and solely attributable to the intentional misconduct of the Indemnitees.

8.2 The Licensor makes no representation or warranty that advice given to the Licensee pursuant to this Agreement by any employee, student, agent or appointee of the Licensor or of the University of Oxford, or the use of any works, designs or information which they, the Licensor or the University provide in connection with this Agreement, will not result in infringement of third-party rights.

8.3 The Licensee undertakes to make no claim against any employee, student, agent or appointee of the Licensor or of the University of Oxford, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter. It is understood that this clause 8.3 does not prevent the Licensee from asserting a claim(s) against the Licensor.

8.4 The liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses or to any loss of profits.

8.5 The Licensor's maximum liability with respect to payment of damages awarded to the Licensee by a court of law under or otherwise in connection with this Agreement or its subject matter, shall be the return of all royalty, Milestone and up-front payments paid by the Licensee under this Agreement, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at two percent over the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December and if the damages awarded exceed such amount, such excess may be credited against future royalties and milestones owed by Licensee under this Agreement, as and when they become due.

8.6 If any sub-clause of this clause 8 is held to be invalid or unenforceable under any applicable statute or rule of law, then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded, then such liability shall be subject to the remaining sub-clauses of this clause 8.

9.      FORCE MAJEURE

        If the performance by either party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

10.     NOTICES

        The Licensor's representative for the purpose of receiving payments and notices shall until further notice be:

                       The Managing Director
                       Isis Innovation Limited
                       Ewert House, Ewert Place
                       Summertown
                       OXFORD OX2 7DD
                       England.

        The Licensee's representative for the purpose of receiving notices shall until further notice be:

                      TolerRx, Inc.
                      675 Mass. Ave.
                      Cambridge, MA 02139
                      Attn: CEO

11.     GENERAL

11.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

11.2 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the Licensor and the Licensee or the relationship between them of principal and agent.

11.3 This Agreement constitutes the entire agreement between the parties with regard to the Licence. Specifically, but without limitation, this Agreement does not impose or imply any obligation on the Licensor or the University of Oxford to conduct development work: any arrangements for such work shall be the subject of a separate agreement between the University and the Licensee. Any variation of this Agreement shall be in writing and signed by authorised signatories for both parties.

11.4 This Agreement shall be governed by English Law. Except as provided in clause 11.8, the Licensee submits to the non-exclusive jurisdiction of the English courts with respect to any dispute which may arise out of or in connection with this Agreement.

11.5 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any competition law, then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this

        Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

11.6 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Licensee without the consent of Licensor may assign this Agreement to an Affiliate or to a successor in interest or to a transferee of all or substantially all of the portion of the business to which this Agreement relates after giving the Licensor reasonable prior notice of such assignment.

11.7 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said assigns of Licensee and Licensor. Any such assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

11.8 Any dispute, controversy or claim arising under sub-clause 5.4(c) or 6.3 of this Agreement will be submitted to mediation in accordance with the WIPO Mediation Rules. The place of mediation will be London. The language to be used in the mediation will be English. If, and to the extent that, any such dispute, controversy or claim has not been settled pursuant to the mediation within 60 days of the commencement of the mediation, it will, upon the filing of a request for arbitration by either party, be referred to and finally determined by arbitration in accordance with the WIPO Arbitration Rules. The arbitral tribunal will consist of a sole arbitrator. The place of arbitration will be London.

11.9 The parties to this Agreement intend that by virtue of the Contracts (Rights of Third Parties) Act 1999 the University of Oxford and the people referred to in clause 8.3 will be able to enforce the terms of this Agreement as if the University of Oxford and the people referred to in clause 8.3 were a party to it.

AS WITNESS the hands of authorised signatories for the parties on the date first mentioned above

SIGNED for and on behalf of
ISIS INNOVATION LIMITED:

NAME:          Dr. T. Cook
POSITION:      Managing Director
SIGNATURE:     /s/ T. Cook


SIGNED for and on behalf of
TOLERRX, INC.:

NAME:          Dr. Douglas J. Ringler
POSITION:      Chief Executive Officer
SIGNATURE:     /s/ Douglas J. Ringler

THIS AMENDMENT AGREEMENT, dated December 19, 2002 (the "Effective Date") is made
BETWEEN:

(1) ISIS INNOVATION LIMITED, a company registered in England (No. 02199542), whose registered office is at University Offices, Wellington Square, Oxford
OX1 2JD, England (the "Licensor"); and

(2) TOLERRX, INC., a Delaware corporation whose principal place of business is at 675 Mass Ave., Cambridge, MA 02139 (the "Licensee").

        WHEREAS, Licensor and Licensee entered into a License Agreement dated February 1, 2001 that is directed to Stealth Technology (the "License Agreement"); and

        WHEREAS, the Licensor and Licensee desired to amend the License
Agreement.

        In consideration of the sum of L 1 paid by each party hereto to the other (the receipt of which is hereby acknowledged), IT IS AGREED as follows:

        1. All defined terms of the License Agreement shall have the same meaning in this Amendment.

        2. Rewrite clause 5.9(a) of the License Agreement in its entirety to read as follows:

               5.9(a) Subject to clause 5.10, if any of the Licensed Technology under which Licensee is licensed hereunder is infringed by a third party, Licensee shall have the right and option but not the obligation to bring an action for infringement at its sole expense, against such third party in the name of Licensor and/or in the name of Licensee, and to join Licensor as a party, if required. Licensee shall promptly notify Licensor of any such infringement and shall keep Licensor informed as to the prosecution of any action for such infringement. No settlement, consent judgement or other voluntary final disposition of the suit which adversely affects Licensor and/or Licensed Technology may be entered into without the consent of Licensor, which consent shall not unreasonably be withheld.

        3. Rewrite clause 5.12 of the License Agreement in its entirety to read as follows:

               5.12 In any infringement suit either party may institute to enforce the rights in Licensed Technology pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, co-operate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like, provided that the Licensee provides the Licensor with an indemnity in terms satisfactory to the Licensor against all reasonable out-of-pocket costs incurred in connection with rendering co-operation requested hereunder For the avoidance of doubt, all expenses of the Licensor agreed by the Licensee in advance will be considered reasonable.

               4. Rewrite clause 6.3(a) of the License Agreement in it entirety to read as follows:

               --6.3   (a) For as long as any Licensed Products are used
               or marketed by the Licensee, the Licensee will pay royalties to the Licensor equal to the following percentages of all Net Sales of Licensed Products sold by the Licensee and gross up-front and milestone (as opposed to periodically recurring or running-earned) consideration received by the Licensee under or in respect of sublicenses or sub-sub-licenses granted by the Licensee with respect to the Licensed Technology in each License Year, as calculated on a Licensed-Product-by-Licensed Product basis:

                Cumulative Net Sales and Gross Up-front
                             Consideration                          Percentage
               Net Sales and gross up-front consideration
               for a Licensed Product of up to [*******]             [*******]
               in a License Year

               Net Sales and gross up-front consideration
               for a Licensed Product of greater than                [*******]
               [*******] up to [*******] in a License Year

               Net Sales and gross up-front consideration
               for a Licensed Product of over [*******]              [*******]
               up to [*******] in a License Year

               Net Sales and gross up-front consideration
               for a Licensed Product of over [*******]              [*******]
               in a License Year

               Subject to the following, no royalties shall be payable under this sub-clause 6.3 with respect to payments made to the Licensee by a sub-licensee for stock or equity or for research performed or to be performed by the Licensee specifically relating to the development of the Licensed Technology. Where a sub-licensee or a third party who, at a later stage, becomes a sub-licensee (a "Purchaser"), purchases stock or equity in the Licensee, royalties will be payable in accordance with this sub-clause 6.3 on the amount paid by the Purchaser to the Licensee for that

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

stock or equity to the extent that the amount paid by the Purchaser exceeds the fair market value for that stock or equity, and such excess is disguised consideration for the sub-license. If there is a dispute as to the fair market value, it shall be submitted to arbitration under clause 11.8---

               5. Rewrite clause 6.4 of the License Agreement in its entirety to read as follows:

               --6.4   For as long as the Licensee sub-licenses the
               Licensed Technology, the Licensee will pay royalties to the Licensor of [*******] of all royalties paid to Licensee by a sublicensee for sales of a Licensed Product.--

               6. Rewrite clause 6.5 of the License Agreement in its entirety to read as follows:

               --6.5   In the event that the royalties paid to the
               Licensor under clauses 6.3 and 6.4 in a License Year do not exceed the following amounts in respect of the relevant License Year (the "Minimum Sum"), the Licensee must make up the difference between the aggregate of the royalties paid and the Minimum Sum in that License Year; and will do so concurrently with the report under clause 5.4(c) which immediately follows the end of the period:

                           License Year                             Minimum Sum
               The 12-month period which begins on the               [*******]
               Effective Date ("License Year 1")

               The next 12 month period (i.e. beginning              [*******]
               on the first anniversary of the Effective
               Date) ("License Year 2")

               License Year 3                                        [*******]

               License Year 4                                        [*******]

               License Year 5 and thereafter                         [*******]

                       In the event that no royalties are due to the
               Licensor in a License Year, the Licensee must pay the Minimum Sum to the Licensor.

                       The payments under this Clause 6.5 shall
               terminate on the initiation by the Licensee or a sublicensee or sub-sublicensee of a Phase I Clinical Trial for a Licensed Product.--

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

               7. Rewrite clause 6.6 of the License Agreement in its entirety to read as follows:

               --6.6   (a) The Licensee will pay to the Licensor the
               following non-refundable non-creditable milestone payments within thirty (30) days after the occurrence of the specified events (including, for the avoidance of doubt, where the specified events are performed by a sub-licensee) (the "Milestones") in respect of only the first Licensed Product produced by the Licensee:

                               Event                                  Amount
               Demonstration of tolerance induction in               [*******]
               vivo to an antibody engineered to contain
               sequences from a species different than the
               experimental animals

               Initiation of Phase I clinical trials                 [*******]

               Initiation of Phase II clinical trials                [*******]

               Initiation of Phase III clinical trials               [*******]

               Entering into first sub-license by Licensee           [*******]

               Grant of patent in respect of the Licensed            [*******]
               Technology in the first of the European
               Union, the United States of America, Japan,
               Canada or Australia

               Approved for marketing in the United                  [*******]
               States by the Food and Drug
               Administration

                       (b) In addition, for each additional Licensed
               Product after the first Licensed Product that is approved for marketing in the United States by the Food and Drug Administration, Licensee shall pay to Licensor [*******] within thirty (30) days after such event, which payment shall be non- creditable and non-refundable.--

        8. Rewrite clause 6.12 of the License Agreement in its entirety to read as follows:

               6.12 Subject to the following, if the Licensee is obliged to pay royalties to third parties (other than the Licensee's Affiliates), for the right to make, use or sell a Licensed Product, then the Licensee

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

               shall be entitled to deduct from the royalty payment due to the Licensor a portion of the royalty payment actually made to such third party as the Licensee has negotiated with the Licensor, but in any event, not greater than [*******] of the royalty payment due to the Licensor. This clause 6.12 will not apply until the Licensee is obliged to pay in aggregate to third parties and the Licensor more than [*******] of Net Sales in royalties and will only apply to the amount of royalties payable to third parties which exceed [*******] of Net Sales.

        9. Rewrite clause 7.2 of the License Agreement in its entirety to read as follows:

               7.2 If either party commits a material breach of this Agreement or fails to exert the efforts determined by the parties or by arbitration under clause 5.4 (c) and the breach or failure is not remedied (where remediable) within the period allowed by notice given by the other party in writing calling on the party in breach or failure to effect such remedy (such period being not less than thirty (30) days), the other party may by further written notice terminate this Agreement immediately.

        10. Rewrite clause 7.6 of the License Agreement in its entirety to read as follows:

               Clauses 3, 5.12, 5.13, 7.6, 7.8, 7.9, 7.10, 7.11, 8, 9,
               10 and 11.4 shall survive the termination or expiration of this Agreement for whatever reason

        11.    Rewrite clause 7.9 in its entirety to read as follows:

               7.9 Upon the granting of a sub-license under this Agreement, at the request of Licensee and if the sub-licensee is not engaged in a business that the Licensor, acting reasonably, would consider to be inconsistent with or contrary to the Licensor's position as a subsidiary of the University, the Licensor will provide the sub-licensee with a letter agreement in the form set out in Schedule 1.

        12. Rewrite clause 8.1 (c) of the License Agreement in its entirety to read as follows:

               8.1 (c) The Licensor shall promptly notify the Licensee of any claim or threatened claim under this sub-clause
               8.1 (a) and shall, at the cost of the Licensee, fully co-operate with all reasonable requests of the Licensee with respect thereto.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

        13. Rewrite clause 8.5 of the License Agreement in its entirety to read as follows:

               8.5 The Licensor's maximum liability with respect to payment of damages awarded to the Licensee by a court of law under or otherwise in connection with this Agreement or its subject matter, shall not exceed the return of all royalty and Milestone payments paid by the Licensee to the Licensor under this Agreement, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at two percent over the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December and if the damages awarded exceed such amount, such excess may be credited against future royalties and milestones owed by Licensee under this Agreement as and when they become due, provided that the amount payable by the Licensee to the Licensor will not be reduced below [*******] of the royalties and milestone payments that would have been due if such excess payments had not been credited.

        14. The License Agreement is amended as provided herein as of the date first written above. All other terms and provisions of the License Agreement shall be unaffected by the Amendment.

        15. All references in the License Agreement to the "Agreement" shall be deemed to include this Agreement.

        16. This Amendment Agreement shall be governed by English Law. The Licensee submits to the non-exclusive jurisdiction of the English courts with respect to any dispute which may arise out of or in connection with this Amendment Agreement.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

        AS WITNESS the hands of authorized signatories for the parties on the date first mentioned above.

SIGNED for and on behalf of
ISIS INNOVATION LIMITED:

Name:      Mr. T. Hockaday
Position:  Executive Director
           Isis Innovation Ltd

Signature: /s/ T. Hockaday
          ------------------------------

SIGNED for and on behalf of
TOLERRX, INC.:

Name:      Douglas J. Ringler
Position:  President and Chief Executive Officer

Signature: /s/ Douglas J. Ringler
          ------------------------------